Exhibit 10.52

FOURTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)
WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) to allow Eligible Individuals to elect to defer the receipt and taxation of a portion of their compensation; and
WHEREAS, it is the desire of the Company to amend the Plan to provide for the following purposes:

1.	To reflect the granting of shares of Company stock under the 2014 Long-Term Incentive Plan;

2.	To clarify that a Participant’s election to extend the commencement of payment from the Participant’s account under the Plan may be revoked prior to the election deadline; and

3.	To modify the vesting for non-elective DSU share grants.
NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended in the manner and as of the dates prescribed below.

1.Sections 2.35 and 3.11 of the Plan are revised to read as prescribed below, effective as of January 1, 2014.

Section 2.35    Shares Grant. “Shares Grant” means the grant of Shares, if any, awarded by the Company to a Director as authorized by the Company’s 2004 Long Term Incentive Plan (“2004 LTIP”) or the 2014 Long-Term Incentive Plan (“2014 LTIP”).
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Section 3.11    Non-Elective LTIP Shares Grant Deferrals.
(a)    Each Shares Grant awarded to a Director under the 2004 LTIP or the 2014 LTIP shall be automatically deferred under the Plan on a non-elective basis, and shall be credited to the Director’s DSU Account.
(b)    A Director who receives a Shares Grant for any Board Service Period shall be deemed to have made the same election as to the timing and form of payment of the DSU Account to which the Shares Grant is credited as the election that was made (or which was deemed to have been made pursuant to Section 3.10 above) in connection with the deferral of the Director’s Retainer for such Board Service Period. In the event the Director did not make (and is not deemed to have made) a Deferral Election for such Board Service Period, then the Director shall be deemed to have elected to have the balance of the DSU Account pertaining to such Shares Grant paid in a lump sum upon Retirement.
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2.Section 5.8(d) of the Plan is amended to read as prescribed below, effective as of January 1, 2014.
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Section 5.8    Extension of Specified Time Deferral Period. Section 3.5(b) of the Plan permits a Participant to select a Deferral Period of a stated period of calendar years (i.e., a “Specified Time Deferral Period”). In this connection, a Participant shall be permitted to extend a Specified Time Deferral Period with respect to a DSU Account, subject to the conditions set forth below.
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(d)
Any election to extend a Specified Time Deferral Period must be made at least 12 months prior to the designated payment date (as prescribed in Section 5.5(a)) for the first scheduled payment from the applicable DSU Account. A deferral extension election may be modified or revoked prior to such deadline date. If not modified or revoked, the election will generally become irrevocable as of such deadline date.

3.Section 11.3 of the Plan is amended to read as prescribed below, effective as of May 1, 2014.
Section 11.3    Vesting.

(a)
The Type 1 and Type 2 DSUs that are granted to a Director for any Board Service Period (if any) will become fully vested on May 1 following the commencement of the Board Service Period, provided that the Director’s service as a member of the Board does not end prior to that date.

(b)
If a Director’s service as a member of the Board ends prior to May 1 following the commencement of a Board Service Period, then the Type 1 and Type 2 DSU Shares granted to the Director for such Board Service Period (if any) will vest on the cessation of service date on a pro-rata basis. The pro-rata vesting will be based on a fraction: the numerator of which is the number of full or partial months of the Director’s service on the Board prior to the cessation of such service (measured from the date of commencement of the Board Service Period), and the denominator of which is twelve.

(c)
Notwithstanding subsection (b) above, a Director whose service as a member of the Board ends due to death or having become Disabled, or upon a Qualified Change in Control Event, will become fully vested upon such cessation of service.

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:_______________________________________
Tammy M. Finley
Senior Vice President, Human Resources

Dated: ______________________________, 2014